Exhibit 99.1

CONTACT:	Michal D. Cann — President & CEO	NEWS RELEASE
Rick A. Shields — EVP & Chief Financial Officer
360.679.3121
Washington Banking Third Quarter 2007 Earnings Increase 7% to $0.30 per Diluted Share
OAK HARBOR, WA – October 24, 2007 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported that solid loan and deposit growth, strong asset quality and improving efficiency contributed to a 7% year-over-year increase in earnings in the third quarter and a 15% increase from the preceding quarter. For the quarter ended September 30, 2007, net income was $2.8 million, or $0.30 per diluted share, compared to $2.5 million, or $0.26 per diluted share, in the second quarter of 2007, and $2.6 million, or $0.28 per diluted share, in the third quarter a year ago.
“The most significant event of the third quarter was our agreement to merge with Frontier Financial,” stated Michal Cann, President and CEO. “The two franchises are a natural fit with little overlap in our footprints, similar cultures and strong ties to the local communities in which we operate. I believe this transaction will benefit not only our shareholders, but also our employees, customers, and local communities.”
Third quarter 2007 financial highlights, compared to the like period last year, include:
•	Revenues increased 6% to $11.8 million

•	Total loans increased 10% to $782 million.

•	Total deposits grew 9% to $766 million.

•	Book value per share grew 10% to $7.63.
At September 30, 2007, total assets increased 10% to $867 million compared to $789 million a year ago. Total loans grew 10% to $782 million from $714 million at September 30, 2006. Business, or C&I, loans grew 25%, commercial real estate loans increased 14% and commercial and residential construction loans both shrank by 4% and 8%, respectively in the past twelve months. “In addition to strong commercial loan activity we are generating solid growth in consumer lending, both direct and indirect,” said Cann.
“Asset quality remained strong during the quarter, with nonperforming assets decreasing from a year ago,” stated Rick Shields, Executive Vice President and CFO. “There are less than half a dozen loans in the nonperforming category, and we believe we are well secured on these loans. One rather large credit moved into the Other Real Estate Owned category this quarter.” Nonperforming assets totaled $2.7 million at September 30, 2007, compared to $2.4 million at June 30, 2007, and $4.1 million a year ago. Nonperforming assets were 0.31% of total assets at the end of this year’s third quarter, compared to 0.28% at the end of the second quarter of 2007 and 0.52% at September 30, 2006. The allowance for loan losses increased to $10.8 million, or 812% of nonperforming loans and 1.38% of total loans as of September 30, 2007. Net charge-offs increased moderately in the quarter, to $571,000, or 0.29% of average loans in the third quarter and $1.5 million, or 0.27% of average loans year to date.
“We were able to fund our loan growth with solid growth in deposits, coupled with the refinance and expansion of our Trust Preferred Securities this year,” Shields said. Deposits grew 9% over the past year, with money market balances up 54%. “Our net interest margin for the third quarter was only a single basis point below that of the second quarter,” said Shields. On a fully tax-equivalent basis, the net interest margin was 4.94% in the third quarter of 2007, compared to 4.95% in the preceding quarter and 5.17% in the third quarter of 2006. Year to date, the net interest margin was 4.95% compared to 5.34% a year ago.
In the third quarter, the yield on earning assets was 8.16%, up 4 basis points on a sequential-quarter basis and 24 basis points from the third quarter of 2006. The cost of interest-bearing liabilities was 3.80% in the quarter, up 5 basis points sequentially and 50 basis points relative to the third quarter of last year. Year to date, the yield on earning assets increased 30 basis points to 8.12% and the cost of interest-bearing liabilities increased 77 basis points to 3.75%.
Interest income increased 13% in the third quarter and 15% year to date, compared to the respective year-ago periods. Higher cost of funds, however, offset these increases, with interest expense up 29% over the third quarter of 2006, and 42% year to date. Loan growth helped generate a 4% increase in net interest income, which totaled $9.8 million, up from $9.4 million in the third quarter of 2006. Year to date, net interest income was up 2% to $28.1 million, from $27.6 million in the first nine months of 2006.
In the 2007 third quarter, noninterest income increased 7% to $1.9 million from $1.8 million a year ago, reflecting gains from the sale of loans as well as increased income from Bank Owned Life Insurance. Noninterest income in the first nine months of 2007 increased 4% to $5.7 million from $5.5 million in the first nine months of 2006.
(more)

WBCO – 3Q07 Profits
October 24, 2007

“We are continuing to generate operational efficiencies from the restructuring we undertook in December and continuing improvements in productivity,” Cann added. Noninterest expense declined to $6.8 million in the third quarter of 2007 compared to $6.9 million in the prior quarter and up slightly from the third quarter a year ago. Year-to-date operating expense increased 4% to $20.6 million from $19.8 million a year ago.
The efficiency ratio was 57.65% in the third quarter of 2007 compared to 59.88% in the second quarter of 2007 and 60.28% in the third quarter of 2006. For the first nine months of 2007, the efficiency ratio was 60.20% compared to 59.67% a year ago.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 20 full-service branches located in five counties in Northwestern Washington. In September 2006, Ryan Beck & Co. ranked WBCO #33 on its list of the Top 100 U.S. Banks and Thrifts, based on 5-year total return.
www.wibank.com
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) successful completion of our previously announced merger with Frontier Financial, the closing of which remains subject to customary closing conditions. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
(more)

WBCO – 3Q07 Profits
October 24, 2007

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
	September 30,	June 30,	Month	September 30,	Year
($ in thousands, except per share data)	2007	2007	Change	2006	Change

Interest Income
Loans	$15,959	$15,185	5%	$14,110	13%
Taxable Investment Securities	143	136	5%	108	32%
Tax Exempt Securities	65	68	-3%	77	-15%
Other	54	67	-20%	73	-27%

Total Interest Income	16,221	15,456	5%	14,369	13%

Interest Expense
Deposits	5,849	5,480	7%	4,615	27%
Other Borrowings	147	137	8%	45	228%
Junior Subordinated Debentures	469	484	-3%	351	34%

Total Interest Expense	6,465	6,100	6%	5,010	29%

Net Interest Income	9,756	9,356	4%	9,359	4%

Provision for Loan Losses	800	850	-6%	750	7%

Net Interest Income after Provision for Loan Losses	8,956	8,506	5%	8,609	4%

Noninterest Income
Service Charges and Fees	749	797	-6%	812	-8%
Income from the Sale of Loans	192	211	-9%	168	14%
Other Income	982	945	4%	812	21%

Total Noninterest Income	1,923	1,953	-2%	1,792	7%

Noninterest Expense
Compensation and Employee Benefits	4,166	4,132	1%	4,245	-2%
Occupancy and Equipment	932	980	-5%	907	3%
Office Supplies and Printing	146	179	-18%	149	-2%
Data Processing	185	167	10%	136	36%
Consulting and Professional Fees	172	99	74%	195	-12%
Other	1,226	1,312	-7%	1,123	9%

Total Noninterest Expense	6,827	6,870	-1%	6,755	1%

Income Before Income Taxes	4,052	3,589	13%	3,645	11%
Provision for Income Taxes	1,232	1,129	9%	1,003	23%

Net Income	$2,820	$2,460	15%	$2,642	7%

Earnings per Common Share

Net Income per Share, Basic	$0.30	$0.26	15%	$0.29	3%

Net Income per Share, Diluted	$0.30	$0.26	15%	$0.28	7%

Average Number of Common Shares Outstanding	9,323,000	9,363,000		9,240,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,435,000	9,486,000		9,525,000
(more)

WBCO – 3Q07 Profits
October 24, 2007

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Nine Months Ended		One
	September 30,		Year
($ in thousands, except per share data)	2007	2006	Change

Interest Income
Loans	$45,573	$39,679	15%
Taxable Investment Securities	412	332	24%
Tax Exempt Securities	204	238	-14%
Other	153	161	-5%

Total Interest Income	46,342	40,410	15%

Interest Expense
Deposits	16,652	11,429	46%
Other Borrowings	317	423	-25%
Junior Subordinated Debentures	1,291	995	30%

Total Interest Expense	18,260	12,847	42%

Net Interest Income	28,082	27,563	2%

Provision for Loan Losses	2,200	2,050	7%

Net Interest Income after Provision for Loan Losses	25,882	25,513	1%

Noninterest Income
Service Charges and Fees	2,362	2,481	-5%
Income from the Sale of Loans	558	499	12%
Other Income	2,760	2,501	10%

Total Noninterest Income	5,680	5,481	4%

Noninterest Expense
Compensation and Employee Benefits	12,709	12,494	2%
Occupancy and Equipment	2,867	2,656	8%
Office Supplies and Printing	455	470	-3%
Data Processing	493	340	45%
Consulting and Professional Fees	441	472	-7%
Other	3,655	3,399	8%

Total Noninterest Expense	20,620	19,831	4%

Income Before Income Taxes	10,942	11,163	-2%
Provision for Income Taxes	3,394	3,483	-3%

Net Income	$7,548	$7,680	-2%

Earnings per Common Share

Net Income per Share, Basic	$0.80	$0.83	-4%

Net Income per Share, Diluted	$0.79	$0.81	-2%

Average Number of Common Shares Outstanding	9,392,000	9,216,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,525,000	9,489,000
(more)

WBCO – 3Q07 Profits
October 24, 2007

	September 30,	June 30,	Month	September 30,	Year
($ in thousands except per share data)	2007	2007	Change	2006	Change

Assets
Cash and Due from Banks	$20,984	$24,563	-15%	$20,062	5%
Interest-Bearing Deposits with Banks	278	319	-13%	789	-65%
Fed Funds Sold	4,600	—	100%	—	100%

Total Cash and Cash Equivalents	25,862	24,882	4%	20,851	24%

Investment Securities Available for Sale	16,908	17,019	-1%	17,514	-3%

FHLB Stock	1,984	1,984	0%	1,984	0%

Loans Held for Sale	1,504	4,835	-69%	1,940	-22%

Loans Receivable	782,095	764,438	2%	713,638	10%
Less: Allowance for Loan Losses	(10,755)	(10,526)	2%	(9,985)	8%

Loans, Net	771,341	753,912	2%	703,653	10%

Premises and Equipment, Net	24,586	23,167	6%	22,024	12%
Bank Owned Life Insurance	16,363	16,177	1%	10,831	51%
Other Real Estate Owned	1,332	—	100%	363	267%
Other Assets	7,533	10,080	-25%	9,917	-24%

Total Assets	$867,413	$852,056	2%	$789,077	10%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$107,648	$107,543	0%	$97,277	11%
NOW Accounts	140,854	152,722	-8%	157,820	-11%
Money Market	147,195	120,476	22%	95,531	54%
Savings	44,335	45,200	-2%	53,700	-17%
Time Deposits	326,276	303,645	7%	296,392	10%

Total Deposits	766,308	729,586	5%	700,720	9%

FHLB Overnight Borrowings	—	11,000	-100%	3,000	-100%
Other Borrowed Funds	—	10,000	-100%	—	0%
Junior Subordinated Debentures	25,774	25,774	0%	15,007	72%
Other Liabilities	3,608	6,575	-45%	5,916	-39%

Total Liabilities	795,691	782,935	2%	724,642	10%

Shareholders’ Equity:
Common Stock (no par value)
Authorized 13,679,757 Shares:
Issued and Outstanding at 9,396,875 9/30/07 9,380,486 6/30/07 and 9,285,439 at 9/30/06	32,335	32,117	1%	32,934	-2%
Retained Earnings	39,365	37,108	6%	31,573	25%
Other Comprehensive Income (Loss)	22	(104)	121%	(72)	131%

Total Shareholders’ Equity	71,722	69,121	4%	64,435	11%

Total Liabilities and Shareholders’ Equity	$867,413	$852,056	2%	$789,077	10%

(more)

WBCO – 3Q07 Profits
October 24, 2007

ASSET QUALITY(unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except per share data)	2007	2007	2006	2007	2006

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$10,526	$10,212	$9,606	$10,048	$8,810
Indirect Loans:
Charge-offs	(200)	(263)	(161)	(598)	(562)
Recoveries	83	62	90	200	309

Indirect Net Charge-offs	(117)	(201)	(71)	(398)	(253)

Other Loans:
Charge-offs	(573)	(442)	(352)	(1,474)	(1,098)
Recoveries	119	107	52	379	476

Other Net charge-offs	(454)	(335)	(300)	(1,095)	(622)

Total Net Charge-offs	(571)	(536)	(371)	(1,493)	(875)
Provision for loan losses	800	850	750	2,200	2,050

Balance at End of Period	$10,755	$10,526	$9,985	$10,755	$9,985

Net Charge-offs to Average Loans:

Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.42%	0.77%	0.29%	0.49%	0.35%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.27%	0.21%	0.20%	0.23%	0.15%
Net Charge-offs to Average Total Loans (1)	0.29%	0.28%	0.21%	0.27%	0.17%

	September 30,	June 30,	September 30,
	2007	2007	2006

Nonperforming Assets

Nonperforming Loans (2)	$1,324	$2,379	$3,758
Other Real Estate Owned	1,332	—	363

Total Nonperforming Assets	$2,656	$2,379	$4,121

Nonperforming Loans to Loans (1)	0.17%	0.31%	0.53%
Nonperforming Assets to Assets	0.31%	0.28%	0.52%
Allowance for Loan Losses to Nonperforming Loans	812.27%	442.46%	265.70%
Allowance for Loan Losses to Nonperforming Assets	404.91%	442.46%	242.30%
Allowance for Loan Losses to Loans	1.38%	1.38%	1.40%

Loan Composition
Commercial	103,004	$99,132	$82,192
Real Estate Mortgages
One-to-Four Family Residential	53,543	53,941	52,552
Commercial	276,244	262,855	241,802
Real Estate Construction
One-to-Four Family Residential	97,287	101,131	105,547
Commercial	44,464	47,855	46,426
Consumer
Indirect	117,384	112,991	100,934
Direct	87,439	84,112	82,401
Deferred Fees	2,730	2,421	1,786

Total Loans	$782,095	$764,438	$713,638

(1)	Excludes Loans Held for Sale.

(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
(more)

WBCO – 3Q07 Profits
October 24, 2007

FINANCIAL STATISTICS (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except per share data)	2007	2007	2006	2007	2006

Revenues (1) (2)	$11,840	$11,472	$11,206	$34,255	$33,235

Averages
Total Assets	$853,908	$827,636	$775,020	$826,420	$744,358
Loans and Loans Held for Sale	773,145	747,645	697,972	748,356	669,746
Interest Earning Assets	796,246	771,779	722,486	771,359	694,277
Deposits	743,842	717,400	687,595	722,817	651,178
Shareholders’ Equity	$69,908	$68,377	$62,790	$68,493	$60,677

Financial Ratios
Return on Average Assets, Annualized	1.32%	1.19%	1.35%	1.22%	1.38%
Return on Average Equity, Annualized	16.18%	14.43%	16.69%	14.74%	16.92%
Average Equity to Average Assets	8.19%	8.26%	8.10%	8.29%	8.15%
Efficiency Ratio (2)	57.65%	59.88%	60.28%	60.20%	59.67%
Yield on Earning Assets (2)	8.16%	8.12%	7.92%	8.12%	7.82%
Cost of Interest Bearing Liabilities	3.80%	3.75%	3.30%	3.75%	2.98%
Net Interest Spread	4.36%	4.36%	4.62%	4.37%	4.83%
Net Interest Margin (2)	4.94%	4.95%	5.17%	4.95%	5.34%

	September 30,	June 30,	September 30,
	2007	2007	2006

Period End
Book Value Per Share	$7.63	$7.37	$6.94

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.
Note: Transmitted on Business Wire at 3:30 a.m. PDT October 24, 2007.
(more)